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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

                  We hereby consent to the incorporation by reference in this Registration Statement of Edge Petroleum Corporation (the "Company") on Form S-8 of our summary report dated March 28, 2001 included as Exhibit 99.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and the data extracted from our reports and the references to our firm appearing in "Items 1 and 2. "Business and Properties" under the caption "Oil and Natural Gas Reserves" and in Supplementary Financial Information on Oil and Natural Gas Exploration, Development and Production Activities (unaudited) in such Annual Report on Form 10-K.

                  We hereby consent to all references to such reports, letters and/or to this firm in each of this Registration Statement and the Prospectus to which this Registration Statement relates, and further consent to our being named as an expert in each of this Registration Statement and the Prospectus to which this Registration Statement relates.


                                             RYDER SCOTT COMPANY, L.P.




                                             /s/ Ryder Scott Company, L.P.
                                             -----------------------------
                                             Houston, Texas
                                             May 25, 2001